Exhibit 99.3

Corporate Fact Sheet

August 2016

STOCK INFORMATION (as of August 8, 2016)

Ticker:      CEMI
Exchange:   Nasdaq
Share Price:  $7.31/share
Market Cap:  $87.62 Million

CORPORATE HIGHLIGHTS

•  Global Provider of High Quality POC  Infectious Disease Assays
     •  Sales in 43 countries

•  Patented DPP® (Dual Path Platform)  Technology
       •   Multiple products sold into Latin America and U.S.
•	Lead Product: DPP® HIV 1/2 Assay for Blood/Oral Fluid
•	FDA Approved & CLIA-Waived

Future Pipeline of DPP® POC Assays   (currently in internal development)
     •HIV-Syphilis Combination Assay (U.S.)
     • Malaria Assay

•  Ongoing Collaborations and Development Projects for:
•	Dengue Fever
•	Zika
•	Malaria (oral fluid/saliva)
•	Ebola and Other Febrile Illness
•	Fever Panel
•	Flu Immunostatus
•	Traumatic Brain Injury
•	Cancer (specific form)

COMPANY SNAPSHOT

Chembio Diagnostics, Inc. (NASDAQ: CEMI) develops, manufactures, licenses and markets rapid diagnostic assays in the growing $8.0 billion point-of-care (POC) testing market.  In addition to its branded and proprietary HIV assays, which it sells in the U.S. and internationally, the Company has several ongoing collaborations for the development of diagnostic assays for Malaria, Dengue, Zika, Ebola and othr febrile illness,  flu immunostatus, brain injury and a specific form of cancer.

Dual Path Platform (DPP®) is Chembio's patented POC technology, which offers significant advantages over lateral-flow technologies, including enhanced sensitivity and the ability to conduct multiple tests from a single sample (multiplexing).  DPP® continues to  provide Chembio with a growing pipeline of business opportunities for the development and manufacture of new products.

CHEMBIO'S LEAD PRODUCTS
DPP® HIV-Syphilis Assay *available in selected non-U.S. markets
o	Rapid, multiplex detection of HIV 1, HIV 2 and syphilis using a single sample
DPP® HIV 1/2 Assay
o	Rapid detection of HIV 1 and HIV 2 antibodies in oral fluid and all blood matrices
HIV 1/2 STAT-PAK® Assay
o	Single-use, rapid, visual detection of HIV 1 and HIV 2 antibodies
SURE CHECK® HIV 1/2 Assay
o	Self-contained, single-use collection & testing device
(See graphics)

CHEMBIO'S DPP® DUAL PATH PLATFORM
o	Patented technology
o	Allows improved sensitivity and specificity compared to lateral flow technology
o	Enables multiple test results via a single blood sample (e.g., HIV-Syphilis Combo Assay)
o	Utilized with DPP® Micro Reader for improved results
o	Offers application within infectious disease and potential for a number of other indications
(See graphics)
Sexually Transmitted Diseases
HIV
o	35 million people living with HIV/AIDS worldwide (2013)
o	More than 1.1 million people in the U.S. are living with HIV infection, and approximately 1 in 8 are unaware of their infection
SYPHILIS
o	Approx. 12 million people globally become ill with syphilis annually
o	From 2005-2013, syphilis cases in the U.S. nearly doubled, from 8,724 to 16,663
Fever Diseases

Malaria
•	Approximately 198 million infections and 584,000 deaths annually (2013)

Dengue Fever
•	Approximately 400 million infections annually with 40% of the world population at risk (2013)

Ebola
•	Approximately 28,000 infections and 11,000 deaths in 2014 – 2015

Zika
•	In February 2016, WHO declared the Zika virus a "public health emergency of international concern," as the virus spread to more than 40 countries.

DPP PIPELINE & COLLABOTATORS
Chembio Current Internal Development:
o	DPP® HIV-Syphilis Assay (U.S. market)
o	DPP® Malaria Assay
Current Development Collaborations
•  DPP® Dengue Fever – Undisclosed collaborator
•  DPP® Ebola & Febrile Illness – Integrated BioTherapeutics, Inc.
•  DPP® Flu Immunostatus – CDC Contractor
•  DPP® Traumatic Brain Injury – Perseus Science Group LLC
•  DPP® Cancer (a specific form) – Undisclosed collaborator
•  DPP® Fever Panel – The Paul G. Allen Ebola Program
•  DPP® Malaria OF/Saliva– The Bill and Melina Gates Foundation
•  DPP® Zika Assay – The Paul G. Allen Family Foundation

Tech transfer and Distribution
o	DPP® technology for Geenius™ HIV 1/2 Confirmatory Assay – Bio Rad
o	DPP® product distribution in Brazil- Oswaldo Cruz Foundation
o	DPP® Ebola and DPP® Febrile Illness- CDC Research Agreement
o	DPP® co-branding and distribution in Brazil- Labtest, Diagnostica SA
o	DPP® tech transfer, manufacture and distribution in Malaysia- RVR
o	DPP® Micro Reader

SENIOR EXECUTIVE OFFICERS
John J. Sperzel III, Chief Executive Officer
Richard Larkin, CPA, Chief Financial Officer
Sharon Klugewicz, M.S., Chief Operating Officer
Javan Esfandiari, M.S., Chief Science & Technology Officer

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com